Exhibit 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

March 21, 2012

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madames:

Re: Orgenesis Inc. (the "Company")

We have read the statements of the Company pertaining to our Firm included under
Item 4.01 of Form 8-K dated March 21, 2012 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC